UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2015, Solar Power, Inc. (the “Company”) and Central Able Investments Limited (“Central Able”), a company incorporated under the laws of the Hong Kong Special Administrative Region, entered into an option agreement (the “Option Agreement”), pursuant to which the Company agreed to grant Central Able an option (the “Option”) to purchase 2,500,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), at the exercise price of $2.00 per share for an aggregate purchase price of $5,000,000.

The foregoing summary of the terms and conditions of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Option Agreement discussed in Item 1.01, the Company agreed to issue 2,500,000 shares of Common Stock to Central Able upon exercise in full of the Option pursuant to the terms and conditions of the Option Agreement.

The proposed issuance of the Common Shares as aforementioned is exempt from registration upon reliance of Regulation S promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Option Agreement by and between Solar Power, Inc. and Central Able Investments Limited dated January 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: January 23, 2015	/s/ Amy Jing Liu Name: Amy Jing Liu Title: Chief Financial Officer

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